Exhibit 99.1

                                                Contact: Adam Hollingsworth
                                                             (904) 359-3161



                       CSX COMPLETES LAND SALE TO TRIANGLE
                                TRANSIT AUTHORITY

         JACKSONVILLE, Fla., June 26, 2003 -CSX Corporation (NYSE:CSX) announced today the completion of a real estate transaction with Triangle Transit Authority (TTA) for the purchase of 52 acres of land in North Carolina. CSX Corporation will receive $24.5 million for the sale.
         The property sale, for land along the rail corridor from Government Center in downtown Raleigh to Spring Forest Road, allowed the TTA to obtain the necessary right of way for construction of tracks for development of a regional rail project.
         CSX Corporation, based in Jacksonville, Fla., owns the largest rail network in the eastern United States. CSX Transportation and its 34,000 employees provide rail transportation services over a 23,000 route-mile network in 23 states, the District of Columbia and two Canadian provinces. CSX also provides intermodal and global container terminal operations through other subsidiaries.
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                   Please visit CSX's website at: www.csx.com